SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-A/A
AMENDMENT NO. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WAUSAU PAPER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-0690900
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Paper Place
Mosinee, Wisconsin	54455-9099
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Preferred Share Purchase Rights	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     Item 1 of the Registrant’s Registration Statement on Form 8-A, filed on October 29, 1998, and amended on December 19, 2000, is amended to add the following paragraph as the conclusion of Item 1:

Second Amendment to Agreement

     On October 17, 2008, the Board of Directors of the Company adopted a resolution approving an amendment to the Agreement to change the Final Expiration Date of the Rights to October 31, 2018. The Company and the Rights Agent subsequently executed an amendment to the Agreement, dated as of October 17, 2008 (the “Amendment”), to so change the Final Expiration Date. A copy of the Amendment is filed as Exhibit 4.1(b) hereto and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No. 4.1

Description

Rights Agreement, dated as of October 21, 1998, between the Company and Harris Trust and Savings Bank, including the Form of Restated Articles of Incorporation as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on October 29, 1998).

4.1(a)

Amendment, dated as of August 22, 2000, between the Company and Harris Trust and Savings Bank (the “Rights Agent”), to that certain agreement, dated as of October 21, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1(a) to the Company’s Registration Statement on Form 8-A/A, filed on December 19, 2000).

4.1(b)

Amendment, dated as of October 17, 2008, between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”), as successor to Harris Trust and Savings Bank, to that certain agreement, dated as of October 21, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed on October 17, 2008).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 20, 2008

WAUSAU PAPER CORP.

By	/s/ Scott P. Doescher
Scott P. Doescher
Senior Vice President-Finance

EXHIBIT INDEX

Exhibit No. 4.1

Description

Rights Agreement, dated as of October 21, 1998, between the Company and Harris Trust and Savings Bank, including the Form of Restated Articles of Incorporation as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on October 29, 1998).

4.1(a)

Amendment, dated as of August 22, 2000, between the Company and Harris Trust and Savings Bank (the “Rights Agent”), to that certain agreement, dated as of October 21, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1(a) to the Company’s Registration Statement on Form 8-A/A, filed on December 19, 2000).

4.1(b)

Amendment, dated as of October 17, 2008, between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”), as successor to Harris Trust and Savings Bank, to that certain agreement, dated as of October 21, 1998, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 17, 2008).